SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

(Date of Report) (Date of earliest event reported): September 1, 2015

PROTEXT MOBILITY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31590	11-3621755
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 S.E 2nd Ave Delray Beach, FL. 33444

(Address of principal executive offices)

Registrant's telephone number, including area code: 617-504-3635

____________________________________________

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 1, 2015, and on September 11, 2015, the Company accepted the resignations of Steve Berman as Interim Chief Executive Officer and Frank Chester as a member of the Board of Directors, respectively.  The resignations were not a result of any disagreement with the Company or its executive officers, or any matter relating to the Company’s operations, policies or practices.

On September 12, 2015, the Company appointed David Lewis as Interim Chief Executive Officer.  Mr. Lewis was previously serving on the Board of Directors as Executive Director and remains in that capacity.

SECTION 8 - OTHER EVENTS

Item 8.01 Other Events.

The Company has entered into negotiations with its convertible note holders with the goal of restructuring existing debt and has requested “standstill agreements” that would eliminate penalty interest, waive default provisions and halt debt conversions for a period of up to (12) months.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            Dated December 7, 2016

PROTEXT MOBILITY, INC. By: /s/ David Lewis David Lewis Interim Chief Executive Officer